UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007
COMPASS DIVERSIFIED TRUST
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Acquisition of New Businesses
Compass Group Diversified Holdings LLC (the “Company”) and Compass Group Diversified Trust (the “Trust” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.
American Furniture Manufacturing, Inc.
On August 31, 2007, AFM Holding Corporation (the “Buyer”), a subsidiary of the Company, entered into a Stock Purchase Agreement with AFM Holdings LLC (“Seller”), the sole stockholder of American Furniture Manufacturing, Inc. (“AFM”), to purchase, and consummated the purchase of, all of the issued and outstanding capital stock of AFM.
The Buyer paid an aggregate of approximately $92.5 million in cash for the AFM stock plus approximately $3.0 million for an estimated working capital adjustment. Transaction expenses were approximately $1.8 million. The cash consideration and transaction expenses were funded by the Company through available cash and a drawing on the Company’s existing revolving credit facility of approximately $30.0 million. AFM’s management and an affiliate of CODI’s lender invested in the transaction alongside CODI. The Company owns approximately 93.9% of AFM’s initial equity.
Founded in 1998 and based in Ecru, Mississippi, AFM is a leading domestic manufacturer of upholstered furniture for the promotional segment of the marketplace. AFM offers a complete product line that includes stationary and motion sofas, loveseats, sectionals, recliners, chairs and complimentary accent tables. AFM had revenue of approximately $165.0 million for its fiscal year ended December 31, 2006.
Concurrent with the closing of the Buyer’s acquisition of AFM, the Company provided a credit facility to the Buyer, as co-borrower and AFM, as borrower, which funded, in part, the Buyer’s purchase of the AFM stock from Seller and made available to AFM a secured revolving loan commitment and secured term loans. The initial amount outstanding under these facilities at the close of this transaction was approximately $70.0 million. The loans to AFM are secured by security interests in all of the assets of AFM and the pledge of the equity interests in AFM’s subsidiary. In addition to being similar to the terms and conditions of the credit facilities in place with our existing businesses, the Company believes that the terms of the loans are fair and reasonable given the leverage and risk profile of AFM.
Compass Group Management LLC, our manager, acted as an advisor to the Company in the transaction for which it received fees and expense payments totaling approximately $0.9 million.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1	Press Release of the Company dated September 4, 2007 announcing the purchase of the AFM stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2007	COMPASS DIVERSIFIED TRUST
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2007	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.
99.1	Press Release of the Company dated September 4, 2007 announcing the purchase of the AFM stock.

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